UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 18, 2017 (October 13, 2017)

Date of Report (Date of earliest event reported):

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia		20171
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01     Entry into a Material Definitive Agreement.

On October 13, 2017, Learning Tree International USA, Inc. (“Learning Tree USA”), a subsidiary of Learning Tree International, Inc. (“Learning Tree” or the “Company”) and MACH I AREP CARLYLE CENTER LLC (“Landlord”) fully executed the Third Amendment to Deed of Lease effective back to September 29, 2017 for its Education Center located in Alexandria, Virginia (the “Third Amendment”). A summary of the key provisions of the Third Amendment is as follows:

●	The amount of square footage leased for the Alexandria Education Center was been reduced from 14,037 square feet to 8,060 square feet;
●

The lease term was extended to December 31, 2022, provided, however, that Learning Tree USA has the option to early terminate the lease as of November 30, 2019 with the payment of one month’s lease cost;

●	The base rental rate was adjusted to $38 per square foot, which amount will escalate at a rate of 3% per year over the remaining term.
●	A rent abatement of four months was provided by the landlord to Learning Tree USA, which abatement will be reduced to two months if the early termination option is exercised.

With the reduction in square footage, the Alexandria Education center will be reduced from the current seven classrooms to five smaller classrooms with a minimal amount of renovation work. The foregoing summary of the Third Amendment is qualified in its entirety by the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Third Amendment to Deed of Lease between Learning Tree International USA, Inc. and MACH I AREP Carlyle Center LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 18, 2017	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)